UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street

                            Branford, CT 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 26, 2007, CuraGen Corporation, a Delaware Corporation (the “Company”) announced that the Company’s Board of Directors appointed James Noble, M.A., F.C.A. to the Board of Directors as a Class I Director, effective January 24, 2007. Mr. Noble will serve as a member of the Nominating and Governance Committee and the Audit Committee of the Company’s Board of Directors.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Noble had, or will have, a direct or indirect material interest.

In connection with Mr. Noble’s appointment, he was granted an option to purchase 30,000 shares of the Company’s Common Stock under the Company’s 1997 Employee, Director and Consultant Stock Plan, as amended and restated, under the following terms: (i) an exercise price equal to the last reported sale price of the Company’s Common Stock on date of grant, which was January 24, 2007, or $4.40 per share and (ii) 1/3 of the shares subject to the option vesting immediately, with the remaining 2/3 of the shares subject to the option vesting in equal increments on the first and second year anniversaries of the date of grant, subject to Mr. Noble’s continued service on the Company’s Board of Directors. In addition, unless earlier terminated, the option will terminate on the earlier of ten years from the date of grant or twelve months after Mr. Noble ceases to serve as a director. In addition, Mr. Noble will be entitled to receive an annual retainer of $20,000 for each full year of service on the Board of directors, which retainer shall be paid quarterly. He will also be entitled to per-Board and per-Committee meeting fees and expense reimbursement and annual option grants to be awarded in accordance with the Board of Directors Compensation Policy. The Company’s form of Form of Non-Qualified Stock Option Agreement (Director & Officer) was filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The Company’s Board of Directors Compensation Policy was filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated January 26, 2007.

99.2	Form of Non-Qualified Stock Option Agreement (Director & Officer) (filed as as Exhibit 10.6 to Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, Commission File No. 000-23223) is incorporated herein by reference.

99.3

Board of Directors Compensation Policy (filed as as Exhibit 10.6 to Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, Commission File No. 000-23223) is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: January 29, 2007	By:	/s/ David M. Wurzer
	Name: Title:	David M. Wurzer Executive Vice President and Chief Financial Officer